Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of International Land Alliance, Inc., of our report dated July 6, 2023, relating to the financial statements of International Land Alliance, Inc. for the year ended December 31, 2022, which appears in International Land Alliance, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ M&K CPA’s, PLLC

Houston, TX

October 17, 2023